Exhibit 1.1

Execution Version

RUNWAY GROWTH FINANCE CORP.

(a Maryland corporation)

$100,000,000

7.25% Notes due 2031

UNDERWRITING AGREEMENT

Dated: January 27, 2026

January 27, 2026

Oppenheimer & Co. Inc.

85 Broad Street, 23rd Floor

New York, New York 10004

as Representative of the

several Underwriters named

in Schedule I hereto

Ladies and Gentlemen:

Runway Growth Finance Corp., a Maryland corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Oppenheimer & Co. Inc. is acting as representative (in such capacity, the “Representative”) $100,000,000 aggregate principal amount of 7.25% Notes due 2031 (the “Notes”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional $15,000,000 aggregate principal amount of 7.25% Notes due 2031 (the “Additional Notes”), if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase pursuant to an overallotment option such notes granted to the Underwriters in Section 2 hereof.

The Notes and the Additional Notes are hereinafter collectively referred to as the “Securities.” The Securities will be issued under an indenture dated as of July 28, 2022 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of February 3, 2026 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as Trustee. The Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”), pursuant to a blanket letter of representations dated as of July 18, 2022 (the “DTC Agreement”) between the Company and DTC.

The Company has filed pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-284781), which registered the offer and sale of certain securities to be issued from time to time by the Company, including the Notes. Such registration statement was declared effective by the Commission on March 19, 2025. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, any information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act (“Rule 430B”), any registration statement filed pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated January 26, 2026, relating to the Notes that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Preliminary Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement are referred to collectively as the “Preliminary Prospectus.” The Company will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Final Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Notes. The Base Prospectus and the Final Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Notes by the Representative. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, or the Prospectus, including those made pursuant to Rule 424 or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date.

The Company has entered into the Third Amended and Restated Investment Advisory Agreement, dated as of January 30, 2025 (the “Investment Advisory Agreement”), with Runway Growth Capital LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has also entered into the Amended and Restated Administration Agreement, dated as of June 28, 2021 (the “Administration Agreement”), with Runway Administrator Services LLC, a Delaware limited liability company (the “Administrator”).

As used in this Agreement:

“Applicable Time” means 4:00 P.M., New York City time, on January 27, 2026, or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means (i) the Preliminary Prospectus, and (ii) the information included on Schedule II hereto.

1.	Representations and Warranties.

(a)    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, and the Closing Date (as defined below), and agrees with each Underwriter, as follows:

(i)              The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii)             The Company is eligible to use Form N-2. In addition, (A) the Registration Statement, when it most recently became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement, General Disclosure Package and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder, (C) the General Disclosure Package does not, and, at the time of sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined below), the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) each Additional Disclosure Item (as defined below) listed on Schedule III hereto does not and will not conflict with the information contained in the Registration Statement or the General Disclosure Package and each such Additional Disclosure Item, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (E) the Prospectus, as of the date thereof, does not contain and, as of the Closing Date (as defined in Section 4 hereof) and, if applicable, each Option Closing Date (as defined in Section 2 hereof), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the General Disclosure Package or the Prospectus (the “Underwriter Information”), it being understood and agreed that the Underwriter Information solely consists of the following information in the Final Prospectus Supplement furnished on behalf of each Underwriter: (1) the names and corresponding principal amount of Notes set forth in the table of the Underwriters in the first paragraph of text under the caption “Underwriting” in the Prospectus; (2) the fifth paragraph of text under the caption “Underwriting” in the Prospectus concerning the terms of the offering by the Underwriters; (3) the first and second sentences of the second paragraph of text under the caption “Underwriting—New Listing of Notes” in the Prospectus; and (4) the text under the caption “Underwriting—Price Stabilization and Short Positions” in the Prospectus.

(iii)            Exchange Act Conformance. The documents incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act.

(iv)            Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)             Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(vi)            Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(vii)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of their operations and the changes in the cash flows for the periods specified, and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. No historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act that are not so included.

(viii)          No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)             Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, to perform its obligations under the Investment Advisory Agreement and the Administration Agreement, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x)              No Significant Subsidiaries of the Company; Portfolio Companies. The Company does not own any significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X, that are consolidated with the Company for financial reporting purposes under GAAP as of the date hereof. Except for any investments made in the ordinary course of business since the most recent quarter-end, the Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Registration Statement, the General Disclosure Package and the Prospectus (each, a “Portfolio Company” and collectively, the “Portfolio Companies”) as of the date hereof. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not control (as defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”)) any of the Portfolio Companies or any corporation or other entity in which it invested since the most recent quarter-end.

(xi)             Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)            Authorization of Agreements. This Agreement, the Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company. This Agreement, the Investment Advisory Agreement and the Administration Agreement are each valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xiii)           Authorization of Base Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xiv)           Authorization of Third Supplemental Indenture. The Third Supplemental Indenture has been duly authorized by the Company and at the Closing Date will be executed and delivered by the Company, and when executed and delivered by both of the Company and the Trustee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xv)            Authorization of DTC Agreement. The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xvi)           Qualification of Base Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(xvii)          Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xviii)         Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter or bylaws, each as amended or supplemented as of the date of this Agreement and the Closing Date, as applicable, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement, and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (1) the charter or bylaws of the Company, each as amended or supplemented as of the date of this Agreement and the Closing Date, as applicable, or (2) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (2) above, any violation that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xix)            Employees. As of the date hereof, the Company does not have, and as of the Closing Date the Company will not have, any employees.

(xx)            Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the properties or assets of the Company, the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement, or the Administration Agreement, or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)            Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act, and has timely filed all reports required to be filed pursuant to Sections 13(a) and 15(d) of the Exchange Act during the preceding twelve (12) months.

(xxii)           Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(xxiii)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, or to effectuate the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the Securities Act, the 1940 Act, the rules of the NASDAQ Global Select Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(xxiv)         Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by the Company, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxv)         Title to Property. The Company does not own any real property. Any leases and subleases material to the business of the Company, and under which the Company holds properties, if any, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the foregoing leases or subleases, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvi)         Possession of Intellectual Property. Except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvii)        Accounting Controls. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to the Company’s consolidated assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that the Company is newly required to comply with the auditor attestation requirements under Section 404(b) of the Sarbanes Oxley Act of 2002, as amended).

(xxviii)       Payment of Taxes. All United States federal income tax returns of the Company required by law to have been filed by the Company (taking into account any applicable extensions) have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, or insofar as the failure to do so would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2024 have been filed, and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by the Company (taking into account any applicable extensions) pursuant to applicable foreign, state, local or other law and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, insofar as the failure to pay such taxes or file such returns would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any current assessments or re-assessments for additional income tax for any fiscal year not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxix)          Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is prudent, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxx)           1940 Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a “management investment company” under the 1940 Act.

(xxxi)          Stabilization and Manipulation. The Company has not taken nor will it take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected to cause or result in, or that constitutes, any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxii)         No Unlawful Payments. The Company has not, nor has any director, officer or employee of the Company or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has conducted its business in compliance with applicable anti-corruption laws and has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein, and the Company will not use, directly or indirectly, the proceeds of the offering of the Securities in furtherance of any payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxiii)        Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)        No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries, directors, officers, or employees, or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are currently the subject or the target of any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries, directors, officers, or employees, or, to the knowledge of the Company, any agent, affiliate, or other person associated with or acting on behalf of the Company, an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions, including, without limitation, as of the date hereof, the Crimea regions of Ukraine, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Jurisdiction”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (A) to fund or facilitate any activities of or business with any individual or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Jurisdiction, or (C) in any other manner that will result in a violation by any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise, of Sanctions. Since its inception, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction.

(xxxv)        Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi)        Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii)       Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(xxxviii)      Notification of Election. When the Company filed its Notification of Election to be subject to Sections 55 through 65 of the 1940 Act on Form N-54A with the Commission pursuant to Section 54(a) of the 1940 Act, such Form N-54A (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act, and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxix)        Investment Advisory Agreement. The Company confirms that (A) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act, and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Sections 15(a) and 15(c) of the 1940 Act and the rules and regulations promulgated under the 1940 Act that are applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(xl)            Interested Persons. Except as disclosed in the Registration Statement and the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(xli)            Business Development Company. The Company has duly elected to be regulated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the Securities Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement, the provisions of the charter and bylaws of the Company, and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act, and the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act and the 1940 Act rules and regulations applicable to business development companies.

(xlii)           No Extension of Credit. The Company has not, directly or indirectly, extended credit, agreed to extend credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(xliii)          Regulated Investment Company. The Company has elected to be treated and has operated and intends to continue to operate its business in such a manner as to enable the Company to continue to qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the proceeds of the offering of the Securities in a manner as to comply with the requirements of subchapter M of the Code.

(xliv)          Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the Company’s businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xlv)           Distribution of Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the sale of the Securities other than the Registration Statement, the Prospectus, the General Disclosure Package and the Additional Disclosure Items (as defined in Section 6(c)).

(b)   Representations and Warranties by the Adviser. The Adviser represents to each Underwriter as of the date hereof, the Applicable Time, and the Closing Date (as defined below), and agrees with each Underwriter, as follows:

(i)               No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser, whether or not arising in the ordinary course of business, or on the ability of the Adviser or the Administrator to carry out its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect”).

(ii)              Good Standing. The Adviser has been duly organized and is validly existing as a limited liability company, in good standing under the laws of its state of organization and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Adviser has limited liability company power and authority to perform its obligations under the Investment Advisory Agreement, and the Adviser is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect.

(iii)            Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv)            Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Adviser, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser, its subsidiaries or any of their properties, assets or operations now pending or, to the knowledge of the Adviser, threatened, against or affecting the Adviser or its subsidiaries, which is required to be disclosed in the Registration Statement (other than disclosed therein) or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their properties or assets or the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement or the performance by the Adviser of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Adviser or any of its subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(v)            Absence of Violations, Defaults and Conflicts. The Adviser is not (A) in violation of its limited liability company agreement, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound or to which any of its properties or assets is subject (collectively, the “Adviser Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations, except for such violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. The execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement by the Adviser or the Administrator and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their obligations hereunder and under the Investment Advisory Agreement and Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser or pursuant to the Adviser Agreements and Instruments (except for such conflicts, breaches, defaults, events or conditions giving the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser, or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the limited liability company agreement of the Adviser, or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations except, in the case of (b) above, for any violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(vi)            Authorization of Agreements. This Agreement, the Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser or the Administrator. This Agreement and the Investment Advisory Agreement are valid and binding obligations of the Adviser, enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except (A) such as have been already obtained or as may be required under the Securities Act, the 1940 Act, the rules of the NASDAQ Global Select Market, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(viii)          Description of Adviser. The description of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix)             Possession of Licenses and Permits. The Adviser and its subsidiaries each possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. The Adviser and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect. The Adviser and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(x)              Stabilization and Manipulation. The Adviser has not taken, nor will the Adviser take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Securities.

(xi)             No Unlawful Payments. Neither the Adviser nor any of its subsidiaries, nor any director, officer or employee of the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser and its subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein; and the Adviser and its subsidiaries will not cause the Company to use, directly or indirectly, the proceeds of the offering of the Securities in furtherance of any payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xii)            Compliance with Anti-Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any Governmental Entity or other authority, body or agency having jurisdiction over the Adviser or any of its subsidiaries or any of their properties, assets or operations involving the Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(xiii)           No Conflicts with Sanctions Laws. Neither the Adviser nor any of its subsidiaries or, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are currently the subject or the target of any Sanctions, nor is the Adviser or any its subsidiaries located, organized or resident in a Sanctioned Jurisdiction. For the past five years, the Adviser has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction.

(xiv)           Key Employees. The Adviser is not aware that (i) any of the executive officers, key employees or significant group of employees that provide services to the Company pursuant to the Investment Advisory Agreement or Administration Agreement plans to terminate employment with the Adviser or the Administrator or (ii) any such executive officer or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(xv)            No Labor Disputes. No labor disturbance by or dispute with employees of the Adviser or the Administrator exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labor disturbance by, or dispute with, the employees, except in each case as would not reasonably be expected to result in an Adviser Material Adverse Effect.

(xvi)           Accounting Controls. The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions effectuated by the Adviser under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization, (B) access to the Company’s consolidated assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization, (C) transactions for which the Adviser has bookkeeping and record-keeping responsibility under the Investment Advisory Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets, and (D) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvii)         Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the General Disclosure Package, the Prospectus and the Investment Advisory Agreement.

(c)    Officer’s Certificates. Any certificate signed by any officer of the Company or the Adviser delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser, as applicable, to each Underwriter as to the matters covered thereby.

2.             Agreements to Sell and Purchase. The Company agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated, agrees severally and not jointly to purchase from the Company, at the price (the “Purchase Price”) set forth in Schedule II, the aggregate principal amount of Securities set forth in Schedule I hereto opposite the name of such Underwriter, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 2 and Section 10 hereof.

On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions the Company agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase severally and not jointly, up to an additional $15,000,000 aggregate principal amount of Securities at the Purchase Price without giving effect to any accrued interest from the Closing Date to the relevant Option Closing Date as those terms are defined herein. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of Additional Notes to be purchased by the Underwriters and the date on which such aggregate principal amount of Additional Notes are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Notes may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Notes. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Underwriter agrees severally and not jointly to purchase the aggregate principal amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased on such Option Closing Date as the aggregate principal amount of Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Notes.

During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing; provided that the foregoing limitation will not apply to the Company’s ability to file a post-effective amendment to the Registration Statement for purposes of adding this Agreement, the Indenture and certain other documents related to the transactions contemplated by this Agreement as an exhibits to the Registration Statement.

3.             Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Securities are to be offered to the public from time to time in one or more negotiated transactions at prices that may be different than par. These sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

4.             Payment and Delivery. Payment for the Notes to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Underwriters at the offices of Eversheds Sutherland (US) LLP, 1114 Sixth Ave, New York, New York 10036, or at such other places as shall be agreed upon by the Representative and the Company at 10:00 a.m. New York City time on February 3, 2026, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Notes for the respective accounts of the several Underwriters at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. New York City time on the date specified in the corresponding notice described in Section 2, or at such other time on the same or on such other date in any event not later than February 26, 2026, as shall be designated in writing by the Representative.

The Notes and Additional Notes shall be registered in such names as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Notes and Additional Notes shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)              there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii)              there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the General Disclosure Package as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package;

(iii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations of the Adviser from that set forth in the General Disclosure Package as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package; and

(iv)            the Company and the Trustee shall have executed and delivered the Indenture and the Securities.

(b)   The Underwriters shall have received on the Closing Date:

(i)              a certificate, dated the Closing Date and signed by an executive officer of the Company, in the form attached as Exhibit B hereto; and

(ii)             a certificate, dated the Closing Date and signed by an executive officer of the Adviser, to the effect that the representations and warranties of the Adviser contained in this Agreement are true and correct as of the Closing Date and that the Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date:

(i)              an opinion and negative assurance letter of Dechert LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto; and

(ii)             an opinion and negative assurance letter of Eversheds Sutherland (US) LLP, counsel for the Underwriters, dated the Closing Date.

The opinion of Dechert LLP described in clause (c)(i) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and RSM US LLP, current and prior independent public accountants of the Company, respectively, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(e)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated as of the date hereof or the Closing Date, as the case may be, of the Chief Financial Officer of the Company in substantially the form of Exhibit C hereto.

(f)     The several obligations of the Underwriters to purchase Additional Notes hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date, the legal opinions and certificates set forth above, and other matters related to the issuance of such Additional Notes.

6.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to the Representative, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or 6(e) below, as applicable, as many copies of the General Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c)   Additional Disclosure Items. The Company represents and agrees that, without the prior consent of the Representative, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus, the General Disclosure Package and the Additional Disclosure Items, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, and which the parties agree for the purposes of this Agreement includes (x) any “advertisement,” as defined in Rule 482 under the Securities Act and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (each of the materials and information referred to in this Section 6(c) are herein referred to as an “Additional Disclosure Item”). Any Additional Disclosure Item the use of which has been consented to by the Representative is listed on Schedule III hereto.

(d)   If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading, or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(e)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)    To endeavor to qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representative shall reasonably request.

(g)    To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)    To use reasonable efforts to maintain its status as a business development company under the 1940 Act; provided, however, that the Company may only cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the 1940 Act.

(i)     To use reasonable efforts to qualify and elect to be treated as a regulated investment company under subchapter M of the Code and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act.

(j)    To cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(k)    To use its commercially reasonable efforts to effect within 30 days of the Closing Date the listing of the Securities on the NASDAQ Global Select Market and to use commercially reasonable efforts to maintain such listing.

7.              Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the issued Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any “blue sky” or legal memorandum in connection with the offer and sale of the Securities under state securities laws, and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” or legal memorandum, (iv) all costs and expenses incident to listing the Securities on the NASDAQ Global Select Market, (v) the costs and expenses of any trustee, (vi) the costs and charges of any transfer agent, registrar or depository, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, the Indenture, the Securities and such other documents as may be required in connection with the offering, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that except as provided in this Section 7, Section 8 and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (except as provided for above in Sections 7(iii) and 7(iv)), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8.             Indemnity and Contribution.

(a)

(i)               The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, the officers, directors, employees, partners and members of any of the foregoing, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package, any Additional Disclosure Item, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(ii)              The Adviser agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, the officers, directors, employees, partners and members of any of the foregoing, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Additional Disclosure Item or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Adviser expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Adviser, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Additional Disclosure Item or the Prospectus or any amendment or supplement thereto. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or Section 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Securities, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company, the Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referenced in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Securities.

(g)    Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

9.             Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American or the NASDAQ Global Select Market or other relevant exchanges, (ii) there shall have been a downgrade in the rating of any debt of the Company or any subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package, the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Notes and the aggregate principal of Additional Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Notes to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Notes to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Notes that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally in proportion to the respective principal amount of Securities sold by the Company for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.            Entire Agreement.

(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, and the Adviser on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)   The Company acknowledges that in connection with the offering of the Securities:

(i)	the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person;

(ii)	the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any;

(iii)	the Underwriters may have interests that differ from those of the Company;

(iv)	the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and

(v)	none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.            Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

14.            Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, NY 10004, with a copy, which shall not constitute notice, to Eversheds Sutherland (US) LLP, 700 6th Street NW, Washington, DC 20001, attention of Payam Siadatpour, Esq. and if to the Company shall be delivered, mailed or sent to Runway Growth Finance Corp., 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, with a copy, which shall not constitute notice, to Dechert LLP, 1900 K Street NW, Washington, DC 20006, attention of Harry S. Pangas, Esq.

[SIGNATURE PAGE FOLLOWS]

Very truly yours, RUNWAY GROWTH FINANCE CORP.

By:	/s/ Thomas B. Raterman
	Name:	Thomas B. Raterman
	Title:	Chief Financial Officer

Runway Growth Capital LLC

By:	/s/ Thomas B. Raterman
	Name:	Thomas B. Raterman
	Title:	Chief Financial Officer

[Company Signature Page - Underwriting Agreement (Baby Bond – January 2026)]

CONFIRMED AND ACCEPTED,

as of the date first above written:

By:	OPPENHEIMER & CO. INC.

By:	/s/ JD Nelson
Name: JD Nelson
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Underwriter Signature Page - Underwriting Agreement (Baby Bond – January 2026)]

Schedule I

Underwriter	Principal Amount of Notes to be Purchased
Oppenheimer & Co. Inc.	$39,967,638
B. Riley Securities, Inc.	$22,904,531
Lucid Capital Markets, LLC	$25,786,812
BC Partners Securities, LLC	$5,000,000
InspereX LLC	$4,611,650
William Blair & Company L.L.C.	$1,729,369

Total:	$100,000,000

Schedule II

1.	Term sheet containing the terms of the Notes, substantially in the form of Annex A hereto.

Annex A

Pricing Terms

RUNWAY GROWTH FINANCE CORP.

$100,000,000

7.25% Notes Due 2031

Pricing Term Sheet

January 27, 2026

The following sets forth the final terms of the 7.25% Notes due 2031 (the “Notes”) and should only be read together with the preliminary prospectus supplement, dated January 26, 2026, together with the accompanying prospectus dated March 19, 2025, relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Runway Growth Finance Corp. (the “Company”)
Title of the Securities:	7.25% Notes due 2031
Rating:*	BBB+ (Egan-Jones) (expected) BBB (low) (Morningstar DBRS)
Initial Aggregate Principal Amount Being Offered:	$100,000,000
Over-Allotment Option:	Up to $15,000,000 aggregate principal amount of Notes within 30 days of the date of the Preliminary Prospectus solely to cover over-allotments, if any.
Issue Price:	$25.00 (par)
Principal Payable at Maturity:	100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the office of the trustee, paying agent and security registrar for the Notes or at such other office as the Company may designate.
Type of Note:	Fixed rate note
Listing:	The Company intends to list the Notes on the Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “RWAYI”.
Stated Maturity Date:	February 3, 2031
Interest Rate:	7.25% per year
Underwriting Discount:	3.00% (or $3,000,000 total assuming the over-allotment option is not exercised)
Net Proceeds to the Issuer, before Expenses:	97.00% (or $97,000,000 total, assuming the over-allotment option is not exercised)
Day Count Basis:	360-day year of twelve 30-day months
Trade Date:	January 27, 2026
Settlement Date:	February 3, 2026 (T+5)**
Date Interest Starts Accruing:	February 3, 2026
Interest Payment Dates:	Each March 1, June 1, September 1, and December 1, commencing March 1, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including February 3, 2026, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
Specified Currency:	U.S. Dollars
Denominations:	The Company will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.
Business Day:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City and Chicago are authorized or required by law or executive order to close.
Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after February 3, 2028, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but not including, the date fixed for redemption.
CUSIP / ISIN:	78163D 407 / US78163D4079
Use of Proceeds:	The Company intends to use the net proceeds from this offering to repay outstanding indebtedness, including (i) to redeem all of its outstanding 8.00% Notes due 2027, (ii) to redeem all or a portion of its outstanding 7.50% Notes due 2027 and (iii) for other general corporate purposes.
Joint Book-Running Managers:	Oppenheimer & Co. Inc. B. Riley Securities, Inc. Lucid Capital Markets, LLC BC Partners Securities, LLC
Co-Managers	InspereX LLC William Blair & Company L.L.C.
Trustee, Paying Agent, and Security Registrar:	U.S. Bank Trust Company, National Association

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the U.S. Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with, and has been declared effective by, the SEC. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it from Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, NY 10004 or by calling (800) 966 1559.

Schedule III

1.            Term Sheet dated January 27, 2026, substantially in the form attached hereto as Annex A of Schedule II, containing the terms of the Securities, filed with the Commission on January 27, 2026 pursuant to Rule 433 under the Securities Act.

Exhibit A

Form of opinion of dechert llp

[Under Separate Cover]

Form of Disclosure letter of dechert llp

[Under Separate Cover]

Exhibit B

Form of Officer’s Certificate

[Under Separate Cover]

Exhibit c

Form of chief financial officer certificate

[Under Separate Cover]